 Exhibit 99.1

BINAH CAPITAL GROUP REPORTS RESULTS FOR FIRST QUARTER OF 2026

- Assets Under Management (“AuM”) Increased 12.9% Year-over-Year to $29.0 Billion -

- Increased Net Income to $1.9 Million from $1.0 million in the Prior Year -

- Increased EBITDA[*] to $3.3 Million from $2.2 Million in the Prior Year -

- Total Revenue of $48.7 million similar to $48.9 million in prior year period -

New York – May 15, 2026 – Binah Capital Group, Inc. (“Binah”, “Binah Capital” or the “Company”) (NASDAQ: BCG; BCGWW), a leading financial services enterprise that owns and operates a network of industry-leading firms empowering independent financial advisors, today announced results for the quarter ended March 31, 2026.

"I am pleased with our strong operational results in the first quarter, despite a sometimes challenging market, as this reflects the continuing growth of our differentiated platform,” stated Craig Gould, Chief Executive Officer of Binah Capital Group. “Our continued momentum kept revenue steady, and importantly, drove higher GAAP profitability and EBITDA. We remain focused on additional opportunities to continue our growth this year, while we demonstrate the appeal and agility of our differentiated platform to more customers.”

He added, “To help accelerate growth in our World Equity Group subsidiary, we recently promoted Christopher Motta to President. Chris’ deep experience will enable WEG to build on its strong reputation to pursue new growth opportunities more effectively. Altogether, we believe that the successful implementation of our growth initiatives along with our steady performance will generate meaningful long-term shareholder value.”

First Quarter 2026 Key Highlights

▪	Total advisory and brokerage assets as of March 31, 2026, grew 12.9% year-over-year to $29.0 billion.

▪	Total revenue remained consistent at approximately $48.7 million.

▪	Gross profit was $10.2 million, an increase of 18.6% compared to $8.6 million in the prior-year period.

▪	Total operating expenses were $7.5 million, compared to $7.1 million in the prior-year period.

▪	GAAP net income rose to $1.9 million, an 84% increase compared to $1.0 million in the first quarter of 2025.

▪	GAAP diluted EPS was $0.09 compared to $0.04 in the prior year quarter, up 125%.

▪	EBITDA of $3.3 million grew 50% as compared to EBITDA of $2.2 million in the prior year quarter, driven by the increase in GAAP net income.

▪	Adjusted EBITDA of $3.7 million increased 68% compared to $2.2 million in the prior year quarter.

* Non-GAAP Financial Measures. EBITDA and Adjusted EBITDA are non-GAAP financial measures defined as net income (loss) adjusted for depreciation expense, amortization expense, interest expense, share-based compensation and income tax. See the section captioned “Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

Liquidity and Capital

The Company had cash and cash equivalents of $10.5 million and outstanding long-term debt of $17.7 million as of March 31, 2026.

About Binah Capital Group

Binah Capital Group (“Binah Capital”, “Binah” or the “Company,” is a financial services enterprise that owns and operates a network of industry-leading firms that empower independent financial advisors. As a national broker-dealer aggregator, Binah specializes in delivering value through its innovative hybrid-friendly model, making it an optimal platform for RIAs navigating today’s complex financial landscape. Binah’s portfolio companies are built to help advisors run, manage, and execute commission-based business seamlessly while providing best in class resources to support their advisory practice. We don’t just offer tools—we cultivate partnerships. Binah Capital Group stands alongside RIAs as a trusted ally, delivering the structure, flexibility, and cutting-edge solutions they need to succeed in an increasingly competitive marketplace.

For more, please visit: www.binahcap.com

Contact:

Binah Capital Investor Relations

Mary T. Conway

Conway Communications

mtconway@conwaycommsir.com

Binah Capital Media Relations

Donald Cutler or Lorene Yue

Haven Tower Group

(424) 317-4864 or (424) 317-4854

binah@haventower.com

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus share-based compensation costs. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is used in connection with the Company’s credit agreements, specifically in the calculation of financial-related covenants.

A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures appears below in the footnotes to the table of our key operating, business and financial metrics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be subject to the "safe harbor" created by those sections and other applicable laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Binah. Forward-looking statements include, but are not limited to statements regarding: Binah’s financial and operational outlook; Binah’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Binah’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Binah believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: our ability to comply with supervisory and regulatory compliance obligations, the risk we may be held liable for misconduct by our advisors; poor performance of our investment products and services; our ability to effectively maintain and enhance our brand and reputation; our ability to expand and retain our customer base; our future capital requirements and sources and uses of cash; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets; and the effectiveness of Binah’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Binah with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Binah cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Binah assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Binah does not give any assurance that it will achieve its expectations.

Binah Capital Group Consolidated Balance Sheet

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

MARCH 31, 2026 AND DECEMBER 31, 2025

(in thousands, except per share amounts)

	Unaudited
	March 31, 2026	December 31, 2025
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$10,526	$10,716
Receivables, net:
Commission receivable	11,126	10,441
Due from clearing broker	724	707
Other	1,647	1,261
Property and equipment, net	298	342
Right of use assets	3,160	3,097
Intangible assets, net	583	671
Goodwill	39,839	39,839
Other assets	3,347	3,141

TOTAL ASSETS	$71,250	$70,215

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	$12,203	$13,103
Commissions payable	12,829	12,632
Operating lease liabilities	3,277	3,221
Notes payable, net of unamortized debt issuance costs of $553 and $590 as of March 31, 2026 and December 31, 2025, respectively	17,209	17,679
Promissory notes-affiliates	5,313	5,313

TOTAL LIABILITIES	50,831	51,948

Mezzanine Equity:
Redeemable Series A Convertible Preferred Stock, par value $0.0001, 2,000,000 shares authorized, 1,644,000 and 1,626,000 shares outstanding at March 31, 2026 and December 31, 2025, respectively	15,851	15,668
Stockholders’ Equity:
Series B Convertible Preferred Stock, par value $0.0001, 500,000 shares authorized, 150,000 shares outstanding at March 31, 2026 and December 31, 2025	1,500	1,500
Common stock, $0.0001 par value, 55,000,000 authorized, 16,810,131 and 16,716,000 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in-capital	23,701	23,709
Accumulated deficit	(20,595)	(22,496)
Accumulated other comprehensive income (loss)	(38)	(114)
Total Stockholders’ Equity and Mezzanine Equity	20,419	18,267

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$71,250	$70,215

Binah Capital Group Consolidated Statement of Operations

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED MARCH 31, 2026 AND 2025

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Revenue from Contracts with Customers:
Commissions	$39,758	$41,141
Advisory fees	7,307	6,916
Total Revenue from Contracts with Customers	47,065	48,057
Interest and other income	1,635	879

Total revenues	48,700	48,936

Expenses:
Commissions and fees	38,513	40,298
Employee compensation and benefits	4,926	4,351
Rent and occupancy	280	285
Professional fees	529	536
Technology fees	806	753
Interest	519	566
Depreciation and amortization	143	187
Other	328	503

Total expenses	46,044	47,479

Income before provision for income taxes	2,656	1,456

Provision for income taxes	755	423

Net income	$1,901	$1,033

Net income per share basic	$0.09	$0.04

Net income per share diluted	$0.09	$0.04

Weighted average shares outstanding: basic	16,751	16,602

Weighted average shares outstanding: diluted	16,942	16,602

Binah Capital Group Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus share-based compensation costs. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is used in connection with the Company’s credit agreements, specifically in the calculation of financial-related covenants.

A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures appears below in the footnotes to the table of our key operating, business and financial metrics.

	For the three months ended March 31,
EBITDA Reconciliation	2026	2025
Net income	$1.9	$1.0
Interest expense	0.5	0.6
Provision for income taxes	0.8	0.4
Depreciation and amortization	0.1	0.2
EBITDA	$3.3	$2.2
Share based compensation	$0.4	$—
Adjusted EBITDA	$3.7	$2.2

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